UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2011

KBS REAL ESTATE INVESTMENT TRUST III, INC.

(Exact name of registrant specified in its charter)

Maryland	333-164703	27-1627896
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amended and Restated Advisory Agreement

On January 21, 2011, KBS Real Estate Investment Trust III, Inc. (the “Company”) entered into an amended and restated advisory agreement (the “Amended and Restated Advisory Agreement”) with KBS Capital Advisors LLC, the Company’s external advisor (the “Advisor”). The Amended and Restated Advisory Agreement adjusts the calculation of the asset management fee payable to the Advisor by the Company. The asset management fee is calculated as a percentage of the cost of investments. Prior to the Amended and Restated Advisory Agreement, the cost of investments was generally equal to the amount paid or allocated to acquire investments, inclusive of acquisition and origination fees and expenses related thereto and the amount of any debt associated with or used to acquire such investments. The Amended and Restated Advisory Agreement excludes acquisition fees and origination fees paid or payable to the Advisor from the cost of investments used to calculate the asset management fee. The asset management fee is paid to the Advisor in connection with the real estate-related services, accounting services and administrative services the Advisor provides to the Company. Other than the change to the asset management fee, there were no material changes to the terms of the advisory agreement currently in effect.

The full text of the Amended and Restated Advisory Agreement is filed as an exhibit hereto.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

Second Amended and Restated Articles of Incorporation

Effective January 21, 2011, the Company amended and restated its charter to limit certain incentive fees that may be paid to the Advisor by providing that an interest in the gain from the sale of the Company’s assets shall not be payable to the Advisor if it exceeds 15% of the balance of the net proceeds from the sale remaining after the Company’s stockholders receive, in the aggregate, an amount equal to 100% of the original issue price of their common stock, plus an amount equal to 6% of the original issue price of their common stock per year cumulative.

The full text of the charter is filed as an exhibit hereto.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On January 21, 2011, the Company held its 2011 annual stockholder’s meeting by unanimous written consent. The Company’s sole stockholder, the Advisor, approved the second amendment and restatement of the charter (which changes to the charter are described under Item 5.03 above and incorporated by reference herein) and elected the following individuals to the board of directors, each to hold office until the 2012 annual meeting of stockholders and until his or her successor is elected and qualifies: Peter McMillan III, Charles J. Schreiber, Jr., Hank Adler, Barbara R. Cambon and Stuart A. Gabriel, Ph.D.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Ex.	Description

3.1	Second Articles of Amendment and Restatement

10.1	Amended and Restated Advisory Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Dated: January 25, 2011	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer